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                                                                   Exhibit 4.12

                                As of December 29, 1994


Chemical Bank, agent
  430 West 33rd Street
  New York, N.Y. 10001

Ladies and Gentlemen:

     We refer to the Warrant Agreement dated as of December 18, 1994 (the "Warrant Agreement") between the undersigned (the "Company") and you. Unless otherwise defined herein, the terms defined in the Warrant Agreement shall be used herein as therein defined.

     It is hereby agreed by you and us that the numerical reference to the number of shares of common stock, par value $.01 per share, of the Company for which the Warrants are exercisable in (i) the preamble to the Warrant Agreement and (ii) Section 2.2 of the Warrant Agreement should be deleted and replaced with "4,155,927".

     You are hereby directed to exchange the Temporary Warrant Certificate
(No. 0001) issued in the name of Whitehall Street Real Estate Limited Partnership V evidencing 4,156,927 Warrants, upon presentation thereof, for a permanent Warrant Certificate(s) evidencing an aggregate of 4,155,927 Warrants.

     On and after the effective date of this letter amendment, each reference in the Warrant Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Warrant Agreement", "thereunder", "thereof" or words of like import referring to the Warrant Agreement, shall mean and be a reference to the Warrant Agreement as amended by this letter amendment. The Warrant Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     Your agreement to this letter amendment will be evidenced by the execution hereof. This letter amendment is subject to the provisions of of Section 12.10 of the Warrant Agreement.

     This letter amendment may be executed in counterparts by the parties hereto,

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                                     2


each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.


                                              Very truly yours,


                                              ROCKEFELLER CENTER
                                              PROPERTIES, INC.

                                              By: /s/ Richard M. Scarlata
                                                 --------------------------
                                                  Title: President and Chief
                                                         Executive Officer


Agreed as of the date
  first above written:

CHEMICAL BANK


By: /s/ Michael Nespoli
   -------------------------------
    Title: Vice President


Acknowledged as of the date
  first above written:


WHITEHALL STREET REAL ESTATE
  LIMITED PARTNERSHIP V

By: WH Advisors, L.P. V., General Partner

     By: WH Advisors, Inc. V., General Partner

     By: /s/ Ralph F. Rosenberg
        -----------------------------
        Title: Vice-President